Exhibit 99.4
One Gateway Center, Suite 551, Newton, MA 02458 USA
NEWS
FOR IMMEDIATE RELEASE
Clinical Data Announces $17 Million Private Placement
NEWTON, Mass. – June 14, 2006 – Clinical Data, Inc. (NASDAQ: CLDA) announced today that it has entered into definitive agreements with certain institutional and other accredited investors with respect to the private placement of 1,039,783 shares of newly issued common stock, and warrants to purchase 519,889 shares of common stock, for a total purchase price of approximately $17 million.
“This transaction enhances Clinical Data’s capacity to deliver shareholder value,” said company President and CEO Drew Fromkin. “We believe the additional capital will strengthen our ability to advance our key initiatives: commercializing molecular diagnostics designed to improve patient outcomes; continuing the Phase III clinical development of Vilazodone, the Company’s novel dual-mechanism antidepressant, while moving to spin off Vilazodone into Precigen Therapeutics; and enhancing our genetic services and analysis business while continuing to position the Vital Diagnostics division as a leader in its space.”
Gross proceeds from this financing will be used for general working capital purposes, executing the Company’s previously announced restructuring activities, and launching its proprietary clozapine-induced agranulocytosis and warfarin response tests. Management also anticipates pursuing new product initiatives through the development and in-licensing of clinically relevant biomarkers in several therapeutic classes.
The securities were offered to accredited investors in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The securities have not been registered under the Securities Act or any state securities laws and the securities may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. In connection with the financing, Clinical Data has agreed, subject to certain terms and conditions, to file a registration statement under the Securities Act covering the resale of the shares purchased and the shares issuable upon exercise of the warrants. This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy shares or warrants.
For additional information, please refer to Clinical Data’s current report on Form 8-K to be filed with the Securities and Exchange Commission with respect to this transaction.
About Clinical Data, Inc.
Clinical Data, Inc. is a worldwide leader in providing comprehensive molecular and pharmacogenomics services as well as genetic tests to improve patient care. The Company, founded in 1972, is organized under three worldwide divisions segmented by service offerings and varying client constituents: PGxHealthTM; CogenicsTM; and Vital DiagnosticsTM. Clinical Data’s Therapeutic DiagnosticsTM division, PGxHealth, builds upon existing assets and know-how acquired from Genaissance Pharmaceuticals in the areas of genomics-based, genetic tests and therapeutic efficacy and safety biomarker development for drug utilization. PGxHealth plans to develop and introduce novel Therapeutic Diagnostics in some instances in combination with new and existing therapeutics. Clinical Data’s Pharmacogenomics and Molecular ServicesTM division, Cogenics, consolidates the operations of Genaissance Pharmaceuticals, Inc., Lark Technologies, Inc. and Icoria, Inc., each acquired during 2005, and Genome Express SA, acquired in 2006. Cogenics provides a comprehensive range of molecular and pharmacogenomics services to pharmaceutical, biotech, academia, agricultural, and government clients. These services are offered in both research and regulated environments and have applications across the lifecycle of pharmaceutical product development including pharmacovigilance requirements post-launch. Clinical Data’s Vital Diagnostics division consolidates the operations of Clinical Data Sales & Service, Inc., Vital

Scientific NV, Vital Diagnostics Pty. Ltd., and Electa Lab s.r.l. This division serves the clinical laboratory in the traditional in-vitro diagnostics market worldwide with a focus on the physician’s office, hospital and small-to-medium sized laboratory segments. With customers in approximately 100 countries, Vital Diagnostics has achieved a leading market share for instruments and reagents sold into moderately complex physicians’ office laboratories within the United States. Clinical Data currently employs a staff of over 430. The Company is headquartered in Newton, Massachusetts with operations in Texas, Connecticut, RTP – North Carolina, Rhode Island, and California as well as internationally in the UK, France, the Netherlands, Italy and Australia. Furthermore, Clinical Data has numerous distribution, licensing, development and other collaborations with key partners.
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This press release contains certain forward-looking information and statements that are intended to be covered by the safe harbor for forward looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about our ability to successfully integrate the operations, business, technology and intellectual property obtained in our recent acquisitions; our ability to obtain regulatory approval for, and successfully introduce our new products; our ability to expand our long-term business opportunities; our ability to maintain normal terms with our customers and partners; financial projections and estimates and their underlying assumptions; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, the effects of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to, whether Clinical Data will be able to develop or acquire additional products and attract new business and strategic partners; competition from pharmaceutical, biotechnology and diagnostics companies; the strength of our intellectual property rights; the effect on the Company’s operations and results of significant acquisitions or divestitures made by major competitors; the Company’s ability to achieve expected synergies and operating efficiencies in all of its acquisitions, and to successfully integrate its operations; and those risks discussed and identified by Clinical Data in its public filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Clinical Data does not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in Clinical Data’s SEC reports, including but not limited to its Annual Report on Form 10-KSB for the fiscal year ended March 31, 2005, and fiscal 2005 and 2006 quarterly reports on Forms 10-QSB and 10-Q.
Internet Website: www.clda.com
For More Information
Investors:
John Quirk
1-646-536-7029
Media:
Janine McCargo
1-646-536-7033
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